Exhibit 99.2

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000
For more information: Joe Weigel Communications Manager (800) CELADON Ext. 27006 (317) 972-7006 Direct jweigel@celadongroup.com	October 27, 2014

Celadon Group Acquires A&S Services Group, LLC
Company will continue to operate as an independent subsidiary

INDIANAPOLIS – Celadon Group, Inc. (NYSE: CGI) “Celadon”, one of North America’s premier transportation and logistics companies, today announced the acquisition of A&S Services Group, LLC (“A&S”). A&S is a leading regional for-hire and dedicated truckload carrier based in New Freedom, PA.  A&S's fleet operations provide dry van transportation services almost exclusively and principally serve the Mid-Atlantic and Northeast regions.  A&S is also a major supplier of logistics, warehousing and distribution services in the area.

Celadon anticipates the present management team to remain in place and continue to operate independently under the A&S Kinard name and with the A&S personnel, principles and procedures.  Drivers and administrative A&S associates as well as customers, should notice little change moving forward.

Celadon paid $55 million at closing and assumed $31.8 million in operating leases that Celadon will capitalize and record on its balance sheet for approximately $74.9 million of tangible net assets.  Of the closing amount, $2.75 million was held in escrow to secure indemnification obligations.

 “I look forward to bringing the vast, leading edge resources of Celadon to our customer base,” commented Ken Buck, President of A&S.  “This should help further accelerate our aggressive growth plans in the Mid-Atlantic and the Northeast.”

“The various companies of A&S will be a terrific complement to our strategic footprint,” commented Paul Will, Celadon President and Chief Executive Officer.  “Ken Buck has assembled an excellent operating team, focused on providing a high service level to customers.  We plan to keep his executive team and administrative organization in place, while providing the necessary resources to expand operations.”

A&S has origins in transportation dating back to the turn of the 20th century.  At the present time, A&S is approximately a 500 truck, 1,500 trailer asset-based carrier with approximately 500,000 square feet of warehouse space.  A&S also boasts one of the most experienced and qualified fleets of driving professionals in the region.

“A&S is an excellent company with exceptional people that will enhance and expand Celadon’s leadership position in the transportation and logistics industry,” commented Will.  “We're pleased to have A&S as part of the Celadon family and look forward to building on the synergies that this new relationship is expected to bring to the customers we serve.”

Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long-haul, regional, local, dedicated, intermodal, temperature-controlled, flatbed and expedited freight service across the United States, Canada and Mexico.  Celadon also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including warehousing and distribution.

A&S Services Group, LLC (www.askinard.com) is a premier provider of transportation, warehousing, distribution and logistics solutions focused on high quality, best in class customer service in the Northeast and Mid-Atlantic region, with an additional presence in the Southeast and Midwest.  Over the years, A&S has grown organically and through acquisitions, including the Diamond Group, Inc., Den-El Transfer and Kinard Trucking.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally may be identified by words such as “anticipates,” “believes,” “estimates,” “plans,” “projects,” “expects,” “hopes,” “intends,” “will,” "should," “could,” “may,” and terms and phrases of similar substance. In this press release, forward-looking statements cover matters such as future plans for, and the impact on, management, drivers, associates, and customers, the impact of the acquisition on Celadon, and the ability to realize synergies and expansion plans. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by Celadon in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Celadon disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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